Exhibit 10.8

EXECUTION COPY

BACKUP SERVICING AGREEMENT

AMONG

NAVISTAR FINANCIAL CORPORATION

as Servicer

NAVISTAR FINANCIAL SECURITIES CORPORATION

as Seller

THE BANK OF NEW YORK MELLON

as Master Trust Trustee

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Backup Servicer

DATED AS OF November 10, 2009

Exhibit A – Terms and Conditions as Successor Servicer

Exhibit B – Information to be Confirmed by Backup Servicer

Exhibit C – Form of Backup Servicer Notice

THIS BACKUP SERVICING AGREEMENT, dated as of November 10, 2009, by and among NAVISTAR FINANCIAL CORPORATION, a Delaware corporation, as Servicer (the “Servicer”), NAVISTAR FINANCIAL SECURITIES CORPORATION, a Delaware corporation, as Seller (the “Seller”), THE BANK OF NEW YORK MELLON, a New York banking corporation, not in its individual capacity but solely as Master Trust Trustee (the “Master Trust Trustee”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Backup Servicer (the “Backup Servicer”).

Recitals

A. The Seller, the Servicer and the Master Trust Trustee have entered into the Pooling and Servicing Agreement, dated as of June 8, 1995 (as amended and supplemented through the date hereof and as may be further amended, restated, supplemented or modified from time to time, the “Pooling and Servicing Agreement”), pursuant to which the Seller, in its capacity as holder of the NFSC Certificate, agreed to cause the Servicer to, among other things service and administer the Dealer Notes owned by the Master Trust.

B. The Seller, the Servicer and the Master Trust Trustee desire that the Backup Servicer perform certain backup servicing duties in accordance with the terms of this Agreement, and assume the role of Successor Servicer if the Servicer is terminated under the Pooling and Servicing Agreement.

C. The Backup Servicer is willing to perform the backup servicing duties specified herein and to assume the role of Successor Servicer under the terms of the Pooling and Servicing Agreement pursuant to the conditions described therein.

In consideration of the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows.

ARTICLE I

Statement of Agreement

Definitions

Section 1.01 Definitions. Whenever used in this Agreement, the following words and phrases have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

“Agreement” means this Backup Servicing Agreement, as the same may be further amended, supplemented or otherwise modified from time to time.

“Backup Servicer” has the meaning specified in the first paragraph of this Agreement.

“Backup Servicing Expenses” has the meaning specified in the Pooling and Servicing Agreement.

“Backup Servicing Fee” has the meaning specified in the Pooling and Servicing Agreement.

“Backup Servicing Officer” means any officer of the Backup Servicer involved in, or responsible for, the backup servicing of the Dealer Notes whose name appears on a list of servicing officers furnished to the Servicer by the Backup Servicer, as such list may be amended from time to time.

“Business Day” has the meaning specified in the Pooling and Servicing Agreement and shall include a day on which banking institutions in Minneapolis, Minnesota are authorized or obligated by law or executive order to be closed ore remain closed.

“Collections Account” has the meaning specified in the Pooling and Servicing Agreement.

“Data Dictionary” has the meaning specified in Section 2.01(b)(ii).

“Dealer Note” has the meaning specified in the Pooling and Servicing Agreement.

“Determination Date” has the meaning specified in the Pooling and Servicing Agreement.

“Due Period” has the meaning specified in the Pooling and Servicing Agreement.

“Eligible Servicer” has the meaning specified in Section 3.05.

“Governmental Authority” means, with respect to any Person, the United States of America or any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to the government of the United States of America or any state or other political subdivision thereof having jurisdiction over such Person.

“Indenture” means the Indenture, dated as of June 10, 2004, between the Issuer and the Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

“Indenture Supplement” has the meaning specified in the Indenture.

“Indenture Trustee” means The Bank of New York Mellon, a New York banking corporation, in its capacity as indenture trustee under the Indenture, its successors in interest and any successor indenture trustee under the Indenture.

“Insolvency Event” has the meaning specified in the Pooling and Servicing Agreement as would be applicable to the Backup Servicer.

“Issuer” means Navistar Financial Dealer Note Master Owner Trust created by the Trust Agreement.

“Losses” has the meaning specified in Section 3.08(a).

“Master Trust” has the meaning specified in the Pooling and Servicing Agreement.

“Master Trust Trustee” has the meaning specified in the first paragraph of this Agreement.

“Monthly Data File” has the meaning specified in Section 2.01(c).

“Monthly Servicer and Settlement Statement” has the meaning specified in the Pooling and Servicing Agreement.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for, or an employee of, the Person providing the opinion and who is reasonably acceptable to the Indenture Trustee.

“Owner Trustee” means Deutsche Bank Trust Company Delaware, a Delaware banking corporation, in its capacity as master owner trust trustee under the Trust Agreement, its successors in interest and any successor owner trustee under the Trust Agreement.

“Payment Date” has the meaning specified in the Pooling and Servicing Agreement.

“Person” means any legal person, including any individual, corporation, partnership, association, joint stock company, limited liability company, trust, unincorporated organization, governmental entity or other entity of similar nature.

“Regulation AB” means Subpart 229.1100- Asset Backed Securities (Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as clarified and interpreted by the Securities and Exchange Commission or its staff.

“Requirements of Law” for any Person means the certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, whether federal, state or local, in each case applicable to or binding upon such Person or to which such Person is subject.

“Seller” has the meaning specified in the first paragraph of this Agreement.

“Series 2004-1 Supplement to the Pooling and Servicing Agreement” means the Series 2004-1 Supplement to the Pooling and Servicing Agreement, dated as of June 10, 2004, among the Seller, the Servicer and the Master Trust Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

“Servicer” initially has the meaning specified in the first paragraph of this Agreement, and after the removal, resignation or termination of Navistar Financial Corporation as Servicer pursuant to Article X of the Pooling and Servicing Agreement, the Successor Servicer.

“Servicer Certificate” has the meaning specified in each Indenture Supplement.

“Servicer Transition Fee Account” has the meaning specified in Section 4.06 of the Series 2004-1 Supplement to the Pooling and Servicing Agreement.

“Successor Servicer” has the meaning specified in the Pooling and Servicing Agreement.

“Supplement” has the meaning specified in the Pooling and Servicing Agreement.

“Transaction Documents” means the Purchase Agreement (as defined in the Pooling and Servicing Agreement), each Supplement, the Pooling and Servicing Agreement and the Issuer Documents (as defined in the Indenture).

“Transition Costs” means the Backup Servicer’s reasonable out-of-pocket costs and expenses relating to the transition of the servicing of the Dealer Notes from the Servicer to the Backup Servicer.

“Trust Agreement” means the Master Owner Trust Agreement relating to the Issuer, dated as of June 10, 2004, between the Seller and the Owner Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

Section 1.02 Other Definitional Provisions.

(a) All terms used herein and not otherwise defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement or the Indenture, as applicable.

(b) All terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable and as in effect on the date of this Agreement. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles in the United States, the definitions contained in this Agreement or in any such certificate or other document will control.

(d) Any reference to each Rating Agency only applies to any specific rating agency if such rating agency is then rating any outstanding Series.

(e) Unless otherwise specified, references to any dollar amount as of any particular date mean such amount at the close of business on such day.

(f) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. References to any subsection, Section, Schedule or Exhibit are references to subsections, Sections, Schedules and Exhibits in or to this Agreement, unless otherwise specified. The term “including” means “including without limitation.”

ARTICLE II

Backup Servicing

Section 2.01 Acceptance of Appointment and Other Matters Relating to Backup Servicer.

(a) The Backup Servicer hereby accepts and agrees to perform the backup servicing duties specified in this Agreement and, after receipt of a copy of the Termination Notice (as defined in Section 10.01 of the Pooling and Servicing Agreement), agrees to assume the role of Successor Servicer under the terms of the Pooling and Servicing Agreement pursuant to the conditions described in the Pooling and Servicing Agreement and subject to the terms, provisions and limitations specified in Exhibit A hereto. The Backup Servicer agrees to perform the backup servicing duties specified in this Agreement in accordance with its customary and usual procedures for providing backup servicing for other pools of receivables similar to the Dealer Notes.

(b) The Backup Servicer has conducted an on-site visit of the Servicer’s servicing operations for Dealer Notes and met with appropriate operations personnel to discuss the processes and procedures used by the Servicer in performing its servicing duties under the Pooling and Servicing Agreement. Within 90 days of the date of this Agreement, the Servicer shall provide the Backup Servicer a data dictionary of the principal terms used in its source Dealer Note system that are required to perform the duties set forth in subsection (c) below and to service the Dealer Notes (the “Data Dictionary”), and the Backup Servicer shall acknowledge that it has received the Data Dictionary and shall confirm that it has reviewed the Data Dictionary and that the Data Dictionary is sufficient for it to perform its duties set forth in subsection (c) below.

(c) No later than the second Business Day after each Payment Date (beginning with the December 2009 Payment Date), the Servicer will deliver to the Backup Servicer a computer tape, make an electronic posting to a password-protected website to which the Backup Servicer has been provided access or provide information in another format, each in a format reasonably acceptable to the Backup Servicer, containing the Monthly Servicer and Settlement Statements and Servicer Certificates for such Payment Date and the information with respect to the Investor Certificates, the Notes and the Dealer Notes necessary for preparation of such Monthly Servicer and Settlement Statements and Servicer Certificates (the “Monthly Data File”). The Backup Servicer will use the Monthly Data File to confirm the information specified in Exhibit B hereto which information is contained in the Monthly Servicer and Settlement Statements and Servicer Certificates, to the extent such information is contained in the Monthly Data File. On or before the fifth Business Day after the Payment Date, the Backup Servicer will deliver to the Servicer, the Indenture Trustee and the Master Trust Trustee a notice in the form of Exhibit C to this Agreement either (i) certifying that it has confirmed the accuracy of the information specified in Exhibit B hereto contained in the Monthly Servicer and Settlement Statements and Servicer Certificates, as described above, or (ii) describing any discrepancies discovered in the information specified in Exhibit B hereto contained in the Monthly Servicer and Settlement Statements and Servicer Certificates. The Servicer will deliver a copy of the notice to the Rating Agencies. If the Backup Servicer reports any discrepancies, the Servicer and the Backup Servicer will use reasonable efforts to reconcile such discrepancies in good faith prior to the next Payment Date or, if such reconciliation cannot be completed by the next Payment Date, as soon as reasonably practicable thereafter; provided, however, that, in the absence of a reconciliation, the Monthly Servicer and Settlement Statements and Servicer Certificates prepared by the Servicer will control for the purpose of calculations and distributions with respect to each succeeding Payment Date until such reconciliation is complete. The Servicer will notify the Indenture Trustee and the Master Trust Trustee of the results of such reconciliation on or prior to the Payment Date following such reconciliation (which notice may be included in the related Monthly Servicer and Settlement Statement or Servicer Certificate, as applicable).

(d) The Backup Servicer will conduct annual on-site visits of the Servicer’s servicing operations for dealer floorplan finance receivables to meet with appropriate operations personnel to discuss any material changes in processes and procedures that have occurred since the last visit; provided, that the Backup Servicer will not conduct any such visit (including the on-site visit described in Section 2.01(b)(i)) more than once in any 12-month period.

(e) The Servicer agrees to provide the Backup Servicer with any information it may reasonably request.

Section 2.02 Backup Servicing Compensation.

(a) As full compensation for its Backup servicing activities hereunder and reimbursement for its expenses, the Backup Servicer is entitled to receive the Backup Servicing Fee and Backup Servicing Expenses on each Payment Date (beginning with the December 2009 Payment Date) on or before the termination date of this Agreement pursuant to Section 4.02, payable in arrears. The Backup Servicing Fee and Backup Servicing Expenses are payable to the Backup Servicer solely to the extent amounts are available for payment in accordance with the terms of the Supplements and the Indenture Supplements.

(b) The Servicer will also pay, or cause to be paid, the following amounts to the Backup Servicer:

(i) on or prior to the date of this Agreement, a one-time acceptance fee of $10,000 for undertaking the obligations of the Backup Servicer hereunder;

(ii) on or prior to the closing date of any new series of Investor Certificates under the Pooling and Servicing Agreement or new series of Notes under the Indenture, an acceptance fee of $5,000; and

(iii) within 30 days of receipt of a detailed billing statement, the reasonable fees and expenses, including travel expenses, incurred by the Back-up Servicer in connection with the annual on-site visits pursuant to Section 2.01(d), subject to an annual cap of $10,000.

(c) The parties acknowledge that, if the Backup Servicer is appointed as the Successor Servicer under the Pooling and Servicing Agreement, the Backup Servicer will be entitled to be reimbursed for Transition Costs. Such Transition Costs will be paid to the Backup Servicer by the Master Trust Trustee solely from the funds on deposit in the Servicer Transition

Fee Account and any Transition Costs in excess of such amount will be paid to the Backup Servicer by the Servicer in accordance with the provisions of Section 4.06 of the Series 2004-1 Supplement to the Pooling and Servicing Agreement. Reimbursement of any Transition Costs shall be made within 30 days of the delivery to the Master Trust Trustee and the Servicer of a detailed billing statement setting forth such Transition Costs. In no event will the Master Trust Trustee be personally responsible for the payment of any Transition Costs.

Except as otherwise set forth in this Section 2.02, the Backup Servicer will be required to pay all expenses incurred by it in connection with its backup servicing activities hereunder.

Section 2.03 Representations, Warranties and Covenants of Backup Servicer.

(a) Representations and Warranties. The Backup Servicer hereby makes the following representations, warranties and covenants:

(i) Organization and Good Standing. It is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America and has, in all material respects, full corporate or other power, authority and legal rights to own its properties and conduct its floorplan receivable servicing business as such properties are currently owned and as such business is currently conducted, and to execute, deliver and perform its obligations under this Agreement.

(ii) Due Qualification. It is duly qualified to do business and, where necessary, is in good standing as a foreign corporation or other legal entity (or is exempt from such requirements) and has obtained all necessary licenses and approvals in each jurisdiction where the servicing of the Dealer Notes as required by this Agreement requires such qualification, except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations under this Agreement.

(iii) Due Authorization. It has duly authorized, by all necessary action on its part, the execution and delivery of this Agreement and the consummation of the transactions provided for or contemplated by this Agreement.

(iv) No Conflict. Its execution and delivery of this Agreement, its performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof applicable to it will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any material indenture, contract, agreement, mortgage, deed of trust or other instrument to which it is a party or by which it or its properties are bound.

(v) No Violation. Its execution and delivery of this Agreement, its performance of the transactions contemplated by this Agreement and its fulfillment of the terms hereof applicable to it will not conflict with or violate any material Requirement of Law applicable to it.

(vi) No Proceedings. There are no proceedings pending or, to the best of its knowledge, threatened or investigations pending or threatened against it before or by any Governmental Authority (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (C) seeking any determination or ruling that, in its reasonable judgment, would materially and adversely affect its performance of its obligations under this Agreement or (D) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement.

(vii) All Consents Required. All material authorizations, consents, orders, approvals or other actions of any Governmental Authority required to be obtained or effected by it in connection with its execution and delivery of this Agreement, its performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof applicable to it have been duly obtained or effected and are in full force and effect.

(viii) Enforceability. This Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms hereof, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect affecting the enforcement of creditors’ rights and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

(ix) Compliance with Requirements of Law. It will duly satisfy all obligations on its part to be fulfilled under or in connection with the Dealer Notes and the Accounts, will maintain in effect all qualifications required under Requirements of Law in order to service properly the Dealer Notes and the Accounts and will comply in all material respects with all Requirements of Law in connection with its obligations under this Agreement, the failure to comply with which would have a material adverse effect on the interests of the Noteholders, the Investor Certificateholders, the holders of the NFSC Certificate or any Enhancement Providers.

(b) Notice of Breach. The representations and warranties set forth in this Section 2.03(a) will survive the termination of any Investor Certificates and series of Notes. Upon discovery by the Seller, the Master Trust, the Issuer, the Master Trust Trustee, the Owner Trustee, the Indenture Trustee or the Servicer of a material breach of any of the foregoing representations and warranties, the party discovering such breach will give prompt written notice to the other parties.

Section 2.04 Regulation AB. To the extent Regulation AB is applicable to the Seller, the Master Trust, the Issuer or any Investor Certificate or series of Notes, the Backup Servicer acknowledges, in its capacity as Backup Servicer under this Agreement, that to the extent it is deemed to be participating in the servicing function pursuant to Item 1122 of Regulation AB, it will take any action reasonably requested by the Servicer to ensure compliance with the requirements of Regulation AB. Such required documentation will be delivered to the Servicer by March 15 of each calendar year.

ARTICLE III

Other Matters Relating To Backup Servicer

Section 3.01 Liability of Backup Servicer. The Backup Servicer will be liable under this Article III only to the extent of the obligations specifically undertaken by the Backup Servicer in its capacity as Backup Servicer and as otherwise provided in Section 3.04.

Section 3.02 Merger or Consolidation of, or Assumption of, Obligations of Backup Servicer. Any Person (i) into which the Backup Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Backup Servicer will be a party, (iii) which acquires by conveyance, transfer or lease substantially all of the assets of the Backup Servicer, or (iv) succeeding to the business of the Backup Servicer, which Person in any of the foregoing cases is an Eligible Servicer, will be the successor to the Backup Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that nothing contained herein will be deemed to release the Backup Servicer from any obligation.

Section 3.03 Limitation on Liability of Backup Servicer and Others.

(a) Subject to Section 3.01, neither the Backup Servicer nor any of its directors, shareholders, officers, employees or agents will be under any liability to the Master Trust, the Master Trust Trustee, the Issuer, the Owner Trustee, the Indenture Trustee, the Servicer, the Seller, the Investor Certificateholders, the Noteholders, any Enhancement Providers or any other Person for any action taken or for refraining from the taking of any action in the capacity as Backup Servicer under this Agreement whether arising from express or implied duties under this Agreement; provided, however, that this provision does not protect the Backup Servicer or any such Person against any liability that would otherwise be imposed by reason of (i) willful wrongdoing, bad faith, negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder, (ii) the breach of this Agreement by the Backup Servicer, (iii) the Backup Servicer’s failure to comply with requirements of applicable federal, state and local laws and regulations thereunder, in performing its duties as Backup Servicer hereunder or (iv) any failure of the representations and warranties made by the Backup Servicer hereunder or in connection herewith to be true and correct in all material respects when made or deemed made. The Backup Servicer and any of its directors, shareholders, officers, employees or agents may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Backup Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities hereunder and that in its reasonable opinion may involve it in any expense or liability.

(b) The Backup Servicer will not be liable for any obligation of the Servicer contained in this Agreement or for any errors of the Servicer contained in any computer tape, certificate or other data or document delivered to the Backup Servicer hereunder or on which the Backup Servicer must rely in order to perform its obligations hereunder, and the Master Trust, the Master Trust Trustee, the Issuer, the Owner Trustee, the Indenture Trustee, the Servicer, the Seller, the Investor Certificateholders, the Noteholders, any Enhancement Providers or any other

Person will look only to the Servicer to perform such obligations. The Backup Servicer will have no responsibility and will not be in default hereunder or incur any liability for any failure, error, malfunction or any delay in carrying out any of their respective duties under this Agreement if such failure or delay results from the Backup Servicer acting in accordance with information prepared or supplied by any Person other than the Backup Servicer or the failure of any such other Person to prepare or provide such information. In the event the Backup Servicer becomes aware of errors, which in the opinion of the Backup Servicer, impairs its ability to perform its services hereunder, the Backup Servicer shall immediately notify the Servicer of such errors. The Backup Servicer will have no responsibility, will not be in default and will incur no liability for (i) any act or failure to act of any third party, including the Servicer, (ii) any inaccuracy or omission in a notice or communication received by the Backup Servicer from any third party, (iii) the invalidity or unenforceability of any Dealer Note under applicable law, (iv) the breach or inaccuracy of any representation or warranty made with respect to any Dealer Note, or (v) the acts or omissions of any successor Backup Servicer. Except for the obligations undertaken by the Backup Servicer in this Agreement, the Backup Servicer will have no obligation to take any action, or to perform any of the duties of the Servicer, under the Pooling and Servicing Agreement or the other Transaction Documents until such time as the Backup Servicer has become the Successor Servicer pursuant to Section 10.02 of the Pooling and Servicing Agreement. Without limiting the foregoing, the Backup Servicer shall have no obligation for the items described on Exhibit B hereto (other than in connection with its backup servicing activities as described in Section 2.01), and shall have (i) no obligation to pay any taxes required to be paid by the Servicer, (ii) no obligation to pay any of the fees and expenses of any other party involved in the transaction and (iii) no liability or obligation with respect to any Servicer indemnification obligations of any prior servicer, including the original Servicer.

(c) The Backup Servicer offers no representations concerning, and shall have no liability hereunder with respect to, the collectibility, enforceability or other characteristics of the Dealer Notes. The Backup Servicer shall have no responsibility and shall not be in default hereunder nor incur any liability for any failure, error, malfunction or any delay in carrying out any of its duties under this Agreement or any Transaction Document if any such failure or delay results from the Backup Servicer acting in accordance with applicable laws, regulations or rules or from acts of God, war or terrorism, insurrection, strikes, stoppages of labor, power or equipment failure or malfunction (including that of any common carrier or transmission line), loss or malfunction of communications or computer (hardware or software) services, emergency conditions, tornado, flood, fire, earthquake or similar event, adverse weather conditions or any other factor, medium, instrumentality or any cause or circumstances, directly or indirectly, beyond the Backup Servicer’s control or for information prepared or supplied by a Person other than the Backup Servicer as contemplated hereunder or the failure of any such Person to prepare or provide such information.

(d) Without limiting the foregoing, any liability of the Backup Servicer under or in connection with this Agreement or any Transaction Document shall be limited to direct damages caused as a result of its negligence, bad faith, willful misfeasance or recklessness or its failure to perform its obligations hereunder, and the Backup Servicer shall in no event have any liability for any indirect, consequential or punitive damages (including, but not limited to, loss of profit) irrespective of whether the Backup Servicer has been advised of the likelihood of such loss or damage and regardless of the form of action.

(e) The Backup Servicer may conclusively rely on, and shall be fully protected in acting upon, the contents of any electronic file prepared by the Servicer, and any certificate, instrument, opinion, notice, letter, telegram or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. The Backup Servicer may rely conclusively on and shall be fully protected in acting upon the written instructions of any designated officer of the parties to this Agreement.

(f) The Backup Servicer may consult counsel reasonably satisfactory to it and the written advice or opinion of such counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such written advice or opinion of such counsel.

Section 3.04 Backup Servicer Indemnification.

(a) Notwithstanding Section 3.03 to the contrary, the Backup Servicer will indemnify and hold harmless each of the Master Trust, the Master Trust Trustee, the Issuer, the Seller, the Servicer, the Owner Trustee, the Indenture Trustee, the Investor Certificateholders, the Noteholders and any Enhancement Providers and any trustees predecessor thereto and their respective directors, officers, employees and agents from and against any and all loss, liability, claim, expense, damage or injury suffered or sustained thereby by reason of (i) the breach of this Agreement by the Backup Servicer, (ii) the violation of federal or state securities laws by the Backup Servicer, (iii) the willful wrongdoing, bad faith or negligence of the Backup Servicer in the performance of its duties, (iv) the reckless disregard of its obligations and duties under this Agreement or (v) any failure of the representations and warranties made by the Backup Servicer hereunder or in connection herewith to be true and correct in all material respects when made or deemed made.

(b) The Backup Servicer’s obligations under this Section 3.04 will survive the termination of this Agreement, the Master Trust and/or the Issuer as well as the resignation or removal of the Backup Servicer.

Section 3.05 Backup Servicer Not to Resign. The Backup Servicer may not resign from the obligations and duties hereby imposed on it, except:

(i) upon determination that (A) the performance of its duties hereunder is no longer permissible under applicable law and (B) there is no reasonable action that the Backup Servicer could take to make the performance of its duties hereunder permissible under applicable law; or

(ii) with the consent of the Servicer, upon the assumption of such obligations and duties by a successor Backup Servicer that meets the eligibility requirements of a Successor Servicer described in the Pooling and Servicing Agreement (an “Eligible Servicer”).

Any determination permitting the resignation of the Backup Servicer must be evidenced as to clause (i) above by an Opinion of Counsel to such effect delivered to the Master Trust, the Issuer, the Servicer, the Owner Trustee, the Master Trust Trustee and the Indenture Trustee. Upon the resignation of the Backup Servicer, the Servicer will appoint a successor backup servicer that satisfies the eligibility criteria for a Successor Servicer under the Pooling and

Servicing Agreement. No resignation pursuant to clause (i) above will become effective until a successor Backup Servicer that is an Eligible Servicer has been appointed by the Servicer and executes an agreement of assumption to perform every obligation of the Backup Servicer under this Agreement; provided, that, if a successor Backup Servicer is not appointed within 60 days of the giving of notice of resignation and the delivery of the Opinion of Counsel, the Backup Servicer may petition a court of competent jurisdiction to appoint any Person qualifying as an Eligible Servicer as the successor Backup Servicer hereunder. The resigning Backup Servicer agrees to cooperate with any successor Backup Servicer appointed by the Servicer in effecting the transfer of the responsibilities and rights of the resigning Backup Servicer under this Agreement, including the delivery to the successor Backup Servicer of all documents, records and electronic information related to the Dealer Notes in the possession of the resigning Backup Servicer. The Servicer shall provide written notice to each Rating Agency upon the resignation of the Backup Servicer hereunder.

Section 3.06 Confidential Information. The Backup Servicer will preserve the confidentiality of any non-public information obtained by it in connection with its performance of its responsibilities hereunder; provided, however, that nothing herein shall prevent the Backup Servicer from disclosing such information to (a) the Backup Servicer’s directors, officers, employees, agents, subservicers and professional consultants in connection with the Backup Servicer’s obligations under this Agreement, (b) any federal or state regulatory agency having jurisdiction over the Backup Servicer, (c) any federal or state regulatory agency or governmental authority to which such disclosure is required (1) to effect compliance with any law, rule, regulation or order applicable to the Backup Servicer, (2) in response to any subpoena or legal process, (3) in connection with any litigation or adversary proceedings to which the Backup Servicer or any other party hereto is a party, or (4) as required to execute and administer this Agreement or (d) to the extent such information becomes public through no act or fault of the Backup Servicer. In the case of any disclosure permitted by clause (b) or (c), the Backup Servicer shall use commercially reasonable efforts to (x) provide the Servicer with advance notice of any such disclosure and (y) cooperate with the Servicer in limiting the extent or effect of any such disclosure. This Section 3.06 shall survive the termination of this Agreement or the removal or resignation of the Backup Servicer.

Section 3.07 Audits of Backup Servicer. The Backup Servicer agrees that, with reasonable prior notice, it will permit any authorized representative of the Servicer, the Master Trust Trustee or the Indenture Trustee, during the Backup Servicer’s normal business hours, to examine and audit the books of account, records, reports and other documents and materials of the Backup Servicer relating to (a) the performance of the Backup Servicer’s obligations under this Agreement, (b) any payments of fees and expenses of the Backup Servicer in connection with such performance and (c) any claim made by the Backup Servicer under this Agreement. In addition, the Backup Servicer will permit such representatives to make copies and extracts of any such books and records and to discuss the same with the Backup Servicer’s officers and employees. Each of the Servicer, the Master Trust Trustee and the Indenture Trustee will, and will cause its authorized representatives to, hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that it may reasonably determine that such disclosure is consistent with its obligations under this Agreement. The Backup Servicer will maintain all such pertinent books, records, reports and other documents and materials for a period of two years after the termination of its obligations under this Agreement.

Section 3.08 Indemnification: Third Party Claims.

(a) Each of the Seller and the initial Servicer agrees to defend, indemnify and hold the Backup Servicer and any officers, directors, employees or agents of the Backup Servicer harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees, and expenses (collectively, “Losses”) that the Backup Servicer may sustain under this Agreement in connection with claims asserted at any time by third parties against the Backup Servicer which result from any act taken or any omission by the Backup Servicer acting in good faith in conformity with the written consent or approval of the Servicer, the Seller or the Master Trust Trustee or the Backup Servicer’s performance (or lack of performance) under this Agreement, unless such Losses are the result of (i) the breach of this Agreement by the Backup Servicer, (ii) the Backup Servicer’s failure to comply with requirements of applicable federal, state and local laws and regulations thereunder, in performing its duties as Backup Servicer hereunder, (iii) the willful wrongdoing, bad faith or negligence of the Backup Servicer in the performance of its duties, (iv) the reckless disregard of the Backup Servicer’s obligations and duties under this Agreement or (v) any failure of the representations and warranties made by the Backup Servicer hereunder or in connection herewith to be true and correct in all material respects when made or deemed made.

(b) The indemnities in this Section 3.08 shall survive the termination of this Agreement or the removal or resignation of the Backup Servicer.

ARTICLE IV

Termination

Section 4.01 Termination of Backup Servicer.

(a) The Servicer may terminate all of the rights and obligations of the Backup Servicer under this Agreement (a) upon a breach of any of the representations, warranties, covenants or obligations of the Backup Servicer contained in this Agreement, (b) if the long-term, unsecured debt ratings of the Backup Servicer are lower than “BBB-” from S&P or “Baa3” from Moody’s or (c) upon the occurrence of an Insolvency Event with respect to the Backup Servicer. Upon the termination of the Backup Servicer, the Servicer will appoint a successor backup servicer that satisfies the eligibility criteria for a Successor Servicer under the Pooling and Servicing Agreement. No termination pursuant to Section 4.01 will become effective until a successor Backup Servicer that is an Eligible Servicer has been appointed by the Servicer and executes an agreement of assumption to perform every obligation of the Backup Servicer under this Agreement.

(b) The terminated Backup Servicer agrees to cooperate with any successor Backup Servicer appointed by the Servicer in effecting the transfer of the responsibilities and rights of the terminated Backup Servicer under this Agreement, including the delivery to the successor Backup Servicer of all documents, records and electronic information related to the Dealer Notes in the possession of the terminated Backup Servicer. The Servicer will notify the Rating Agencies prior to any termination of the Backup Servicer.

Section 4.02 Termination of Agreement. This Agreement and the respective obligations and responsibilities of the Seller, the Servicer, the Master Trust Trustee and the Backup Servicer under this Agreement will terminate, except with respect to the duties described in Sections 3.04, 3.06 and 3.08, on the earliest to occur of (a) the appointment of the Backup Servicer as Successor Servicer under the Pooling and Servicing Agreement, (b) in the sole discretion of the Servicer, without cause, not less than 30 days’ notice to the Backup Servicer, if the long-term, unsecured debt ratings of the Servicer are at least “BBB-” from S&P or “Baa3” from Moody’s, (c) in the sole discretion of the Servicer, the payment in full of all outstanding Investor Certificates and Notes and the satisfaction and discharge of the Pooling and Servicing Agreement and the Indenture and (d) the termination of the Master Trust and the Issuer. The Servicer will notify the Rating Agencies prior to any termination of this Agreement pursuant to clause (b) above.

ARTICLE V

Miscellaneous Provisions

Section 5.01 Amendment.

(a) This Agreement may be amended from time to time by the Master Trust Trustee, the Servicer, the Seller and the Backup Servicer, by a written instrument signed by each of them, without the consent of any of the Investor Certificateholders; provided, that:

(i) the Seller has delivered to the Master Trust Trustee, the Indenture Trustee and the Owner Trustee an Officer’s Certificate, dated the date of any such amendment, stating that the Seller reasonably believes that such amendment will not adversely affect in any material respect the interests of any Investor Certificateholder; and

(ii) the Rating Agency Condition has been satisfied with respect to any such amendment; provided, however, that the Servicer, the Seller, the Master Trust Trustee and the Back-up Servicer may enter into one or more amendments, without the consent of the Indenture Trustee, the Investor Certificateholders or the Noteholders or satisfaction of the Rating Agency Condition in order (A) to cure any ambiguity, to correct or supplement any provision herein or in any amendment hereto that may be inconsistent with any other provision herein or in any amendment hereto or (B) to make any other provisions with respect to matters or questions arising under this Agreement or in any amendment hereto so long as a final amendment to this Agreement signed by the parties hereto is delivered to each Rating Agency and the Indenture Trustee within ten days of its execution and the Seller has delivered to each Rating Agency, the Master Trust Trustee and the Indenture Trustee an Officer’s Certificate, dated the date of any such amendment, stating that the Seller reasonably believes that such amendment will not adversely affect in any material respect the interests of any Investor Certificateholder or Noteholder.

(b) This Agreement may also be amended from time to time by the Master Trustee, the Servicer, the Seller and the Backup Servicer, with the consent of the Holders of Investor Certificates evidencing not less than 66 2/3% of the aggregate Invested Amount of the senior most outstanding Class of the Investor Certificates of each adversely affected series of Investor Certificates and without the requirement that the Rating Agency Condition be satisfied or that the Seller deliver an Officer’s Certificate provided in Section 5.01(a), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Investor Certificateholders hereunder; provided, however, that no such amendment may reduce the aforesaid percentage required to consent to any such amendment without the consent of each affected series of Investor Certificates. Any amendment to be effected pursuant to this Section 5.01(b) will be deemed to adversely affect all outstanding series of Investor Certificates, other than any series of Investor Certificates with respect to which such action will not, as evidenced by an Opinion of Counsel for the Seller, addressed and delivered to the Master Trust Trustee, the Owner Trustee and the Indenture Trustee, adversely affect the interests of any Investor Certificateholder of such series.

(c) Promptly after the execution of any amendment or consent pursuant to Section 5.01(a), the Servicer will notify the Indenture Trustee, the Owner Trustee, the Rating Agencies and each Enhancement Provider, of the substance of such amendment. Prior to the execution of any amendment or consent (other than an amendment pursuant to Section 5.01(a)), the Servicer will provide written notice to each Rating Agency of the substance of such proposed amendment.

(d) If Investor Certificateholders are required to consent to any proposed amendments pursuant to this Section, such Investor Certificateholders need not consent to or approve the particular form of such amendment. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Investor Certificateholders is subject to such reasonable requirements as the Master Trust Trustee and the Indenture Trustee prescribe.

Section 5.02 No Petition. Each of the Servicer, Navistar Financial Corporation (if it is no longer the Servicer) and the Backup Servicer, by entering into this Agreement, each Investor Certificateholder and Noteholder, by accepting an Investor Certificate or Note, as applicable, each holder of an interest in the NFSC Certificate, by accepting such interest, and each of the Owner Trustee, the Master Trust Trustee, the Indenture Trustee and the Enhancement Providers, by accepting the benefits of this Agreement, hereby covenants and agrees that it will not at any time institute against, or join in any institution against, Seller, the Master Trust or the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law.

Section 5.03 Governing Law. This Agreement is to be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder are to be determined in accordance with such laws.

Section 5.04 Notices. All notices, demands, instructions and other communications required or permitted under this Agreement must be in writing and will be deemed to have been duly given: (i) upon delivery or, in the case of a letter mailed by registered first class mail, postage prepaid, three days after deposit in the mail, (ii) in the case of a fax, when receipt is confirmed by telephone, reply email or reply fax from the recipient, (iii) in the case of an email, when receipt is confirmed by telephone or reply email from the recipient, and (iv) in the case of an electronic posting to a password-protected website to which the recipient has been provided access, upon delivery of an email to such recipient stating that such electronic posting has occurred. Unless otherwise specified in a notice sent in accordance with the provisions of this Section, notices, demands, instructions and other communications in writing will be given to the respective parties at their respective addresses as follows: (i) in the case of the Seller, Navistar Financial Securities Corporation, 425 N. Martingale Road, Suite 1800, Attention: General Counsel, Schaumburg, IL 60173, Telecopy: (630) 753-4410, (ii) in the case of the Servicer or Navistar Financial Corporation, Navistar Financial Corporation, 425 N. Martingale Road, Suite 1800, Attention: General Counsel, Schaumburg, IL 60173, Telecopy: (630) 753-4410, (iii) in the case of the Issuer and the Owner Trustee, Deutsche Bank Trust Company Delaware, 1011 Centre Road, Suite 200, Wilmington, DE 19805, (iv) in the case of the Master Trust Trustee and the Indenture Trustee, The Bank of New York Mellon, 101 Barclay Street, Floor 4W, New York, New York, 10286, Attn: Corporate Trust ABS Unit, and (v) in the case of the Backup Servicer, Wells Fargo Bank, National Association, MAC N9311-161, Sixth Street and Marquette Avenue, Minneapolis, MN 55479, Attention: Corporate Trust Services - Asset-Backed Administration, Telephone: (612) 667-8058, Telecopy: (612) 667-3464; or, as to each party, at such other address as may be designated by such party in a written notice to each other party. All notices are effective on receipt.

Section 5.05 Severability of Provisions. If one or more of the covenants, agreements, provisions or terms of this Agreement is for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms will be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and will in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 5.06 Further Assurances. The Servicer and the Backup Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Seller, the Master Trust Trustee, the Owner Trustee or the Indenture Trustee in order to effect more fully the purposes of this Agreement.

Section 5.07 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Master Trust Trustee, the Owner Trustee, the Indenture Trustee, the Investor Certificateholders or the Noteholders, any right, remedy, power or privilege under this Agreement will operate as a waiver thereof; nor will any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided under this Agreement are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 5.08 Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which will be an original, but all of which together will constitute one and the same instrument.

Section 5.09 Third Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Owner Trustee, the Indenture Trustee, the Noteholders, the Investor Certificateholders, the holders of the NFSC Certificate, any Enhancement Providers, the Master Trust, the Issuer and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement, no other Person will have any right or obligation hereunder.

Section 5.10 Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived, or supplemented except as provided herein.

Section 5.11 Headings. The headings herein are for purposes of reference only and are not intended to otherwise affect the meaning or interpretation or any provision of this Agreement.

Section 5.12 Limitation of Owner Trustee Liability. Notwithstanding anything to the contrary, this Agreement has been countersigned by Deutsche Bank Trust Company Delaware, not in its individual capacity but solely in its capacity as Owner Trustee. In no event shall Deutsche Bank Trust Company Delaware in its individual capacity or, except as expressly provided in the Trust Agreement, as Owner Trustee have any liability for the representations, warranties, covenants, agreement or other obligations of Navistar Financial Dealer Note Master Owner Trust hereunder or in any certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of Navistar Financial Dealer Note Master Owner Trust. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of Navistar Financial Dealer Note Master Owner Trust hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

[Remainder of Page Intentionally Left Blank]

In Witness Whereof, the Servicer, the Seller, the Master Trust Trustee and the Backup Servicer have caused this Backup Servicing Agreement to be duly executed by their respective duly authorized officers, all as of the day and year first above written.

NAVISTAR FINANCIAL CORPORATION
as Servicer

By:	/s/ William V. McMenamin
Name:	William V. McMenamin
Title:	Vice President, Chief Financial Officer
and Treasurer

NAVISTAR FINANCIAL SECURITIES CORPORATION
as Seller

By:	/s/ William V. McMenamin
Name:	William V. McMenamin
Title:	Vice President, Chief Financial Officer
and Treasurer

THE BANK OF NEW YORK MELLON
as Master Trust Trustee

By:	/s/ Michael Burack
Name:	Michael Burack
Title:	Senior Associate

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Backup Servicer

By:	/s/ Marianna Stershic
Name:	Marianna Stershic
Title:	Vice President

Acknowledged and Accepted:

NAVISTAR FINANCIAL DEALER NOTE MASTER OWNER TRUST,

By:	DEUTSCHE BANK TRUST COMPANY DELAWARE,
as Master Owner Trust Trustee and not in its individual capacity

By:	/s/ Jenna Kaufman
Name:	Jenna Kaufman
Title:	Attorney-in-Fact

By:	/s/ Irene Siegel
Name:	Irene Siegel
Title:	Attorney-in-Fact

Exhibit A

Terms and Conditions as Successor Servicer

All of the terms and conditions of the Pooling and Servicing Agreement and the other Transaction Documents shall apply to the Backup Servicer in its capacity as Successor Servicer under the Pooling and Servicing Agreement and the other Transaction Documents if appointed by the Master Trust Trustee in accordance with the Pooling and Servicing Agreement; provided, that, the following modifications to the Pooling and Servicing Agreement and the other Transaction Documents (in lieu of the otherwise applicable provisions) shall apply to the Backup Servicer if so appointed as Successor Servicer:

1.	Removed Servicer: Notwithstanding the removal of Navistar Financial Corporation as Servicer under the Pooling and Servicing Agreement, Navistar Financial Corporation shall (following such removal) continue to perform the duties and have the liabilities described in this Exhibit B as the “Removed Servicer.”

2.	Purchases of Dealer Notes. The Backup Servicer, as Successor Servicer, will not be obligated to purchase any Dealer Notes under any circumstance.

3.	Advances: Notwithstanding anything in the Pooling and Servicing Agreement or the other Transaction Documents, neither the Backup Servicer, as Successor Servicer, nor the Removed Servicer shall be obligated to make any Advances. The Backup Servicer’s or the Removed Servicer’s failure to make any Advances shall not result in a Servicer Termination Event, Early Amortization Event, Early Redemption Event, Event of Default or other breach of the Transaction Documents.

4.	Fees, Expenses and Indemnification of Trustees. Notwithstanding Sections 3.02, 10.02(b) and 11.05 of the Pooling and Servicing Agreement, Sections 3.02 and 3.03 of the Series 2004-1 Supplement to the Pooling and Servicing Agreement, Section 8.07 of the Indenture and Section 6.9 of the Trust Agreement or as otherwise provided in the Transaction Documents, the Backup Servicer, as Successor Servicer, shall not become responsible for any costs, fees or other expenses of any independent accountants engaged by the Master Trust, the Master Trust Trustee, the Issuer, the Indenture Trustee or the Owner Trustee; provided, that, the Removed Servicer shall remain responsible for such expenses, including (without limitation) (a) compensation, reimbursement and indemnification of the Master Trust Trustee pursuant to Section 11.05 of the Pooling and Servicing Agreement, (b) compensation, reimbursement and indemnification of the Owner Trustee and Indenture Trustee pursuant to Section 3.02 and 3.03 of the Series 2004-1 Supplement to the Pooling and Servicing Agreement, Section 8.07 of the Indenture and Section 6.9 of the Trust Agreement, as applicable and (c) compensation of any independent accountants engaged by the Master Trust as provide in Section 3.02 of the Pooling and Servicing Agreement.

5.	Credit Guidelines. The definition of “Credit Guidelines” in the Pooling and Servicing Agreement shall not apply to the Backup Servicer as Successor Servicer. The Backup Servicer as Successor Servicer shall service in accordance with its customary and usual collection policies and practices.

A-1

6.	Merger. Section 8.02 of the Pooling and Servicing Agreement shall not apply to the Backup Servicer as Successor Servicer. Instead, the merger and consolidation provisions of Section 3.02 of this Agreement shall apply to the Backup Servicer as Successor Servicer.

7.	Successor Administrator. Notwithstanding anything in the Administration Agreement to the contrary (including, but not limited to, Section 8(g) thereof), the Backup Servicer, as the Successor Servicer, shall not succeed to the role of Administrator.

8.	Servicer Transition Fee Account. Notwithstanding anything in Section 4.06(b) of the Series 2004-1 Supplement to the Pooling and Servicing Agreement, the Servicer Transition Fee Account shall not be closed so long as this Agreement has not been terminated.

9.	Indemnification. The indemnification obligations of the Backup Servicer, upon becoming a Successor Servicer under the Transaction Documents, are expressly limited to those instances of negligence, bad faith, willful misfeasance or recklessness of the Backup Servicer in its role as Successor Servicer.

10.	Predecessor Work Product. Notwithstanding anything contained in this Agreement to the contrary, the Backup Servicer, acting as Successor Servicer, is authorized to accept and rely on all of the accounting, records (including computer records) and work of the prior Servicer relating to the Dealer Notes (collectively, the “Predecessor Servicer Work Product”) without any audit or other examination thereof, and the Backup Servicer as Successor Servicer shall have no duty, responsibility, obligation or liability for the acts and omissions of the prior Servicer. If any error, inaccuracy, omission or incorrect or non-standard practice or procedure (collectively, “Errors”) exist in any Predecessor Servicer Work Product and such Errors make it materially more difficult to service or should cause or materially contribute to the Backup Servicer, acting as the Successor Servicer, making or continuing any Errors (collectively, “Continued Errors”), the Backup Servicer as Successor Servicer shall have no duty, responsibility, obligation or liability for such Continued Errors; provided, however, that the Backup Servicer as Successor Servicer agrees to use its best efforts to prevent further Continued Errors. In the event that the Backup Servicer as Successor Servicer becomes aware of Errors or Continued Errors, it shall, with the prior consent of the Master Trust Trustee, use its best efforts to reconstruct and reconcile such data as is commercially reasonable to correct such Errors and Continued Errors and to prevent future Continued Errors. The Backup Servicer as Successor Servicer shall be entitled to recover its costs thereby expended.

11.	Business Day. The definition of “Business Day” shall have the meaning specified in the Pooling and Servicing Agreement and shall include a day on which banking institutions in Minneapolis, Minnesota are authorized or obligated by law or executive order to be closed or remain closed.

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Exhibit B

Information to be Confirmed by Backup Servicer

1.	Ending Dealer Note Balance

2.	Aging Schedule

3.	Dollar amount of defaults

A-1

Exhibit C

Form of Backup Servicer Notice

[Backup Servicer]

[address]

[date]

The Bank of New York Mellon],

as Master Trust Trustee and Indenture Trustee

[address]

Navistar Financial Corporation

425 N. Martingale Road

Suite 1800

Attention: General Counsel,

Schaumburg, IL 60173

Re:	Navistar Financial Dealer Note Master Trust

Reference is made to the Backup Servicing Agreement, dated as of             , 20     (the “Agreement”), among Navistar Financial Corporation, a Delaware corporation, as Servicer, Navistar Financial Securities Corporation, a Delaware corporation, as Seller, Navistar Financial Dealer Note Master Trust, a Delaware statutory trust, The Bank of New York Mellon, a New York banking corporation, not in its individual capacity but solely as Master Trust Trustee, and Wells Fargo Bank, National Association, a national banking association, as Backup Servicer (the “Backup Servicer”). Capitalized terms used but not defined herein have the meanings specified in the Agreement.

Pursuant to Section 2.01(c) of the Agreement, the Backup Servicer confirms that it has reviewed the information specified in Exhibit B to the Agreement contained in the Monthly Servicer and Settlement Statement[s] and Servicer Certificate[s] and the Monthly Data File provided by the Servicer for the [                    ] Due Period and [certifies that it has confirmed the accuracy of the information specified in Exhibit B to the Agreement contained in the Monthly Servicer and Settlement Statement[s] and Servicer Certificate[s]][notifies you that it has discovered the following discrepancies in the information specified in Exhibit B to the Agreement contained in the Monthly Servicer and Settlement Statement[s] and Servicer Certificate[s]: [describe discrepancies]].

A-1

Very Truly Yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION as Backup Servicer

By:
Name:
Title:

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